CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the references to us under the headings "Independent
Auditors" and "Service Providers" in such Registration Statement.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
May 12, 2004